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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF HOLLAND & HART LLP APPEARS HERE]

                               January 14, 1998

Birner Dental Management Services, Inc.
3801 East Florida Avenue
Suite 208
Denver, Colorado 80210

      Re: Registration Statement on Form S-1

Ladies and Gentlemen:

      This opinion is delivered in our capacity as counsel to Birner Dental Management Services, Inc., a Colorado corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to 2,415,000 shares of Common Stock, without par value (the "Registered Shares"), including 1,833,816 shares which are to be sold by the Company, 266,184 shares which are to be sold by certain shareholders of the Company and 315,000 shares which the underwriters have an option to purchase from the Company and certain shareholders solely for the purpose of covering overallotments. All of the Registered Shares are to be sold to the several underwriters (the "Underwriters") of which Joseph Charles & Associates, Inc. is the representative (the "Representative") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

      As counsel for the Company, we have examined the form of the proposed Underwriting Agreement being filed as an exhibit to the Registration Statement, the Company's Amended and Restated Articles of Incorporation, and the Company's Bylaws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

      Based on the foregoing, we are of the opinion that when the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed
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by the Company and on behalf of the Underwriters, and the Registered Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Registered Shares will be duly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to the references to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ HOLLAND & HART LLP